EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-52378 on Form S-8 of All American Group, Inc. (formerly Coachmen Industries, Inc.) of our report dated June 28, 2010, appearing in this Annual Report on Form 11-K of All American Group, Inc. Retirement Plan and Trust (formerly, Coachmen Industries, Inc. Retirement Plan and Trust) for the year ended December 31, 2009.

/s/ Crowe Horwath LLP

South Bend, Indiana
June 28, 2010